EXHIBIT 4.1
OTTER TAIL CORPORATION
OFFICER’S CERTIFICATE AND AUTHENTICATION ORDER
     Pursuant to the Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 between OTTER TAIL CORPORATION (the “Company”) and U.S. Bank National Association (formerly First Trust National Association), as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated as of July 1, 2009, (the “Indenture”), and resolutions adopted by the Board of Directors of the Company effective November 25, 2009 and the Pricing Committee of the Board of Directors of the Company on November 30, 2009, this Officer’s Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.
     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.
     A. Establishment of Series Pursuant to Section 301 of the Indenture. There is hereby established, pursuant to Section 301 of the Indenture, a series of Securities which shall have the following terms (the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):
     (a) The series of Securities hereby being authorized shall bear the title “9.000% Notes Due 2016” (referred to herein as the “Notes”).
     (b) There shall be no limit on the aggregate principal amount of Notes, which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture pursuant to this Officer’s Certificate and Authentication Order shall be limited to $100,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 406 or 1206 thereof and, except for any Notes which, pursuant to Section 303 thereof, are deemed never to have been authenticated and delivered thereunder). Additional Notes having the same ranking, interest rate, maturity and other terms (except for the issue price, the date from which interest first accrues and the first interest payment date) as the Notes previously issued may be issued from time to time under one or more Officer’s Certificates in accordance with the Indenture without the consent of Holders of the Notes or any other series of Securities, and all the Notes issued will constitute a single series of Securities under the Indenture.

     (c) Each installment of interest on the Notes shall be payable to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date for the Notes. Any installment of interest on the Notes not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, or any book-entry system which may be applicable to the Notes and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.
     (d) The Notes shall mature and the principal thereof shall be due and payable on December 15, 2016, together with all accrued and unpaid interest thereon to, but not including, such date.
     (e) The Notes shall bear interest from the date of original issuance (which is anticipated to be December 4, 2009) at the rate of 9.000% per annum payable semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2010. The amount of interest payable for any such period will be computed on the basis of a 360-day year consisting of twelve 30-day months and on the basis of the actual number of days elapsed within any month in relation to the deemed 30 days of such month. Interest on the Notes will accrue from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.
     (f) The principal of and each installment of interest on each Note that is not a global Security shall be payable, and the registration of transfer and exchanges of such Notes may be effected, at the corporate trust office of the Trustee in New York, New York; provided, however, that interest shall be paid, at the option of the Company, either (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on each Note represented by a global Security shall be made in immediately available funds to The Depository Trust Company (“DTC”) or its nominee, as the case may be, as the sole registered

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owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture. Notices and demands to or upon the Company with respect to the Notes and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture. The Trustee will initially be the Paying Agent and the Security Registrar for the Notes.
     (g) The Notes shall be redeemable at the option of the Company prior to their Stated Maturity as provided in the form of Note set forth in Exhibit A hereto.
     (h) There are no sinking fund or mandatory redemption provisions applicable to the Notes, and the Company will not be subject to any obligation to redeem or repurchase the Notes at the option of a Holder, except as provided in the form of Note set forth in Exhibit A hereto upon a “Change of Control Triggering Event” as defined in the form of Note.
     (r) The Notes will be originally issued in global form registered in the name of DTC or its nominee and will, unless and until the Notes are exchanged in whole or in part for certificated Notes registered in the names of various beneficial Holders thereof, contain restrictions on transfer, substantially as described in the form of Note, attached hereto as Exhibit A. A global Note shall be exchangeable for certificated Notes registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global Note and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global Note shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Any global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Notes registered in such names as DTC shall direct.
     (v) The Notes shall have such other terms and provisions as are provided in the form of Note set forth in Exhibit A hereto.
     B. Establishment of Form of Note Pursuant to Section 201 of the Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Exhibit A hereto.
     C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $100,000,000 registered in the name of Cede & Co., which Note has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture,

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and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement dated December 1, 2009, through the facilities of DTC against payment therefor on December 4, 2009.

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     The undersigned has read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned has examined the resolutions adopted by the Board of Directors of the Company effective November 25, 2009 and the Pricing Committee of the Board of Directors of the Company on November 30, 2009. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of a series of Securities pursuant to Section 301 of the Indenture, (ii) the establishment of forms of such Securities pursuant to Section 201 of the Indenture and (iii) the authentication of such series of Securities pursuant to Section 303 of the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.
Dated: December 4, 2009.

OTTER TAIL CORPORATION
By:	/s/ Kevin G. Moug
	Name:	Kevin G. Moug
	Title:	Chief Financial Officer

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Exhibit A
     [If the Notes are to be issued in book-entry form, insert the following legend — Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
OTTER TAIL CORPORATION
9.000% Notes Due 2016
NO. R-_
$____________
CUSIP NO. 689648AR4
     OTTER TAIL CORPORATION, a corporation duly organized and existing under the laws of Minnesota (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ___________________________ United States Dollars ($_________) on December 15, 2016, and to pay interest thereon from December 4, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2010, at the rate of 9.000% per annum, to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve, 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, or any book-entry system which may be applicable to this Note, and upon such notice as may be required by such exchange or system, all as more fully provided in said Indenture.
     Payment of the principal of and interest on any Note (that is not a global Note) will be made at the corporate trust office of the Trustee in New York, New York; provided, however, that interest shall be paid, at the option of the Company, either (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of the principal and interest on any Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Note for all purposes under the Indenture. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Additional provisions at this Note are continued below and such provisions have the same effect as though fully if set forth in this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: _________________________

OTTER TAIL CORPORATION
[SEAL]	By:
Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated herein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, Trustee
By:
Authorized Signatory

OTTER TAIL CORPORATION
9.000% Notes Due 2016
     This Note is one of a duly authorized issue of Securities of the Company (such issue of Securities being herein called the “Notes”) issued under an Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 between U.S. Bank National Association (formerly First Trust National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of July 1, 2009 (herein called the “Indenture”), to which Indenture and Officer’s Certificate and Authentication Order filed with the Trustee on December 4, 2009 creating the series designated herein reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     The Company will have the right to redeem the Notes, in whole or in part, at its option, at any time or from time to time prior to their Stated Maturity. The Company will provide written notice of its intent to redeem the Notes not less than 30 days nor more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Notes, it will pay a Redemption Price equal to the greater of:
•	100% of the principal amount of the Notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%;
plus, in each case, any accrued interest on those Notes to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company.
     “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.
     If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. If the redemption notice is given and the funds are deposited as required by the Indenture, then interest will cease to accrue on and after the Redemption Date on the Notes or portions of Notes called for redemption. If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next business day without any interest or other payment due to the delay. If the Company does not deposit redemption moneys on or before the date fixed for redemption, the principal amount of the Notes called for redemption will continue to bear interest at the rate of 9.000% per annum until paid.
     If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem such Notes as described above, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in such Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”), subject to the right of

Holders of record on the applicable record date to receive interest due on the next Interest Payment Date.
     Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
     Upon the Change of Control Payment Date, the Company will, to the extent lawful:
•	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
     The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
     The Company will comply with the applicable requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
     For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
     “Change of Control” means the occurrence of any of the following:
•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any person, other than to the Company or one of the Company’s subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

•	the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or

•	the adoption of a plan relating to the Company’s liquidation or dissolution.

     The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
     “Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of such board of directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
     “Fitch” means Fitch Ratings and its successors.
     “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
     “Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
     Unless the Company defaults in the Change of Control Payment, on and after the Change of Control Payment Date, interest will cease to accrue on the Notes or portions of the Notes tendered for repurchase pursuant to the Change of Control Offer.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Securities of all series then Outstanding under the Indenture (including the Notes), considered as one class, to modify the Indenture in a manner affecting the rights of the Holders of the Notes; provided, that no such modification may, without the consent of the Holder of each Outstanding Note, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, the Notes, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of the Notes or (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such modification, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements of the Indenture for quorum or voting. The Indenture also contains provisions permitting Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
     As set forth in, and subject to, the provisions of the Indenture, no Holder of the Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.
     As provided in the Indenture and subject to certain limitations (including, if this Note is a global Note, the limitations set forth above) therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the New York, New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Any payment on this Note due on any day which is not a Business Day in New York, New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such due date.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations (including, if this Note is a global Note, the limitations set forth above) therein set forth, Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

ABBREVIATIONS
     The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ___________ Custodian _____________
(Cust) (Minor) under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used
though not in the above list.

ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________

_____________________________________

(Please Print or Typewrite Name and Address,
Including Postal Zip Code, of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated: __________________
Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by a member of the Medallion Signature Program.